                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Zale Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                ZALE CORPORATION
                           901 West Walnut Hill Lane
                            Irving, Texas 75038-1003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On November 13, 1998

                                 ______________

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zale Corporation, a Delaware corporation (the "Company"), will be held on Friday, November 13, 1998, at 10:00 a.m., local time, at the Boca Raton Conference Center, 501 East Camino Real, Boca Raton, Florida, 33431-0825 for the following purposes:

        1. To elect eight directors for terms expiring at the 1999 annual meeting of stockholders;

        2. To approve the Zale Corporation Executive Bonus Plan to ensure compliance with the Internal Revenue Code Section 162(m);

        3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on September 21, 1998, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

        We hope you will be represented at the Annual Meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.


                              By Order of the Board of Directors,

                              Alan P. Shor
                              Executive Vice President, and Chief
                              Logistics Officer, General Counsel and Secretary

Dallas, Texas
October 7, 1998

                                ZALE CORPORATION
                            901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003
                                 (972) 580-4000

                                ----------------

                                 PROXY STATEMENT
                                 OCTOBER 7, 1998

                                ----------------

                               GENERAL INFORMATION

         This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Zale Corporation, a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Boca Raton Conference Center, 501 East Camino Real, Boca Raton, Florida, 33431-0825, 10:00 a.m., local time, on Friday, November 13, 1998, and at any and all adjournments thereof.

         A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholders' directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR approval of the Zale Corporation Executive Bonus Plan to ensure compliance with Internal Revenue Code Section 162(m), FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

         The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

         At September 21, 1998, the Company had 36,692,293 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on September 21, 1998 will be entitled to notice of, and to vote at, the Annual Meeting.

         This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about October 7, 1998.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                          AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information with respect to the beneficial ownership, as of September 21, 1998 (except as otherwise noted below), of shares of Common Stock by persons believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock and by the directors and named executive officers set forth in the Summary Compensation Table herein and the directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

---------------------------------------------------------------------------------------------
                                                  AMOUNT AND NATURE OF             PERCENT OF
       NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP(1)             CLASS(1)
---------------------------------------------------------------------------------------------
 FIVE PERCENT STOCKHOLDERS:
---------------------------------------------------------------------------------------------
 Lynch & Mayer, Inc.                                 2,233,000(2)                     6.1%
 520 Madison Avenue
 New York, NY 10022
---------------------------------------------------------------------------------------------
 Denver Investment Advisors LLC                      2,133,000(3)                     5.8%
 1225 17th Street, 26th Floor
 Denver, CO 80202
---------------------------------------------------------------------------------------------
 The Capital Group Companies, Inc.                   1,950,000(4)                     5.3%
 Capital Research and Management
 333 South Hope Street
 Los Angeles, CA 90071
---------------------------------------------------------------------------------------------
 ICM Asset Management                                1,847,000(5)                     5.0%
 601 W. Main Ave, Suite 600
 Spokane, WA  99201
---------------------------------------------------------------------------------------------
 DIRECTORS AND
 NAMED EXECUTIVE OFFICERS:
---------------------------------------------------------------------------------------------
 Robert J. DiNicola                                    327,000(6)                        *
---------------------------------------------------------------------------------------------
 Glen Adams                                              7,500(7)                        *
---------------------------------------------------------------------------------------------
 A. David Brown                                          1,250(8)                        *
---------------------------------------------------------------------------------------------
 Peter P. Copses                                         5,600(9)                        *
---------------------------------------------------------------------------------------------
 Andrea Jung                                            3,250(10)                        *
---------------------------------------------------------------------------------------------
 Richard C. Marcus                                      7,400(11)                        *
---------------------------------------------------------------------------------------------
 Charles H. Pistor, Jr.                                 2,250(12)                        *
---------------------------------------------------------------------------------------------
 Andrew H. Tisch                                       27,000(13)                        *
---------------------------------------------------------------------------------------------
 Beryl B. Raff                                         65,000(14)                        *
---------------------------------------------------------------------------------------------
 Alan P. Shor                                          41,200(15)                        *
---------------------------------------------------------------------------------------------
 Mary L. Forte                                         42,120(16)                        *
---------------------------------------------------------------------------------------------
 Paul G. Leonard                                       46,250(17)                        *
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 DIRECTORS AND EXECUTIVE OFFICERS                     672,827                         1.8%
 AS A GROUP (23 PERSONS):
---------------------------------------------------------------------------------------------

----------

*    Represents less than one percent.

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13-d under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in June 1998.

(3) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in June 1998.

(4) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1998.

(5) Based on information obtained from a Form 13-F filed with the Securities and Exchange Commission in March 1998.

(6) Includes 325,000 shares of Common Stock which Mr. DiNicola may acquire upon the exercise of options within 60 days after September 21, 1998.

(7) Includes 6,000 shares of Common Stock which Mr. Adams may acquire upon exercise of options within 60 days of September 21, 1998.

(8) Includes 1,250 shares of Common Stock which Mr. Brown may acquire upon exercise of options within 60 days of September 21, 1998.

(9) Includes (i) 3,250 shares of Common Stock held by The Copses/Mueller Family Trust and (ii) 1,100 shares of Common Stock owned by The Copses Children's Irrevocable Trust of 1996. Mr. Copses disclaims beneficial ownership of the 1,100 shares of Common Stock owned by The Copses Children's Irrevocable Trust of 1996. Also includes 1,250 shares of common stock which Mr. Copses may acquire upon exercise of options within 60 days of September 21, 1998.

(10) All shares of Common Stock may be acquired by Ms. Jung upon exercise of options within 60 days after September 21, 1998.

(11) Includes 6,000 shares of Common Stock which Mr. Marcus may acquire upon exercise of options within 60 days after September 21, 1998.

(12) Includes 1,250 shares of Common Stock which Mr. Pistor may acquire upon exercise of options within 60 days after September 21, 1998.

(13) Includes 10,000 shares of Common Stock held by Mr. Tisch's wife and brother as custodians for his four minor children and 6,000 shares of Common Stock, which Mr. Tisch may acquire upon exercise of options within 60 days after September 21, 1998.

(14) All shares of Common Stock may be acquired by Ms. Raff upon exercise of options within 60 days after September 21, 1998.

(15) Includes 40,000 shares of Common Stock which Mr. Shor may acquire upon exercise of options within 60 days after September 21, 1998.

(16) Includes 37,500 shares of Common Stock which Ms. Forte may acquire upon exercise of options within 60 days after September 21, 1998.

(17) Includes 35,000 shares of Common Stock Mr. Leonard may acquire within 60 days after September 21,1998.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

         Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 1999 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

         The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the proxies may be voted FOR such substitute nominees as the Board of Directors may designate.

         The following sets forth the principal occupations for at least the last five years and the current directorships of the eight nominees for director to be elected pursuant to Proposal No.1.

ROBERT J. DINICOLA, Age 50.

Chairman of the Board, Chief Executive Officer and Director

         Mr. DiNicola has served as Chairman of the Board, Chief Executive Officer and a director of the Company since April 18, 1994. For the three years prior to joining the Company, Mr. DiNicola was a senior executive officer of The Bon Marche Division of Federated Department Stores, Inc., having served as Chairman and Chief Executive Officer of that Division from 1992 to 1994 and as its President and Chief Operating Officer from 1991 to 1992. From 1989 to 1991, Mr. DiNicola was a Senior Vice President of Rich's Department Store Division of Federated. For 17 years, prior to joining the Federated organization, Mr. DiNicola was associated with Macy's, where he held various executive, management and merchandising positions, except for a one-year period while he held a division officer position with The May Department Stores Company, Inc.

GLEN ADAMS, Age 59.

Director

         Mr. Adams has served as a director of the Company since July 21, 1993. From August 1990 to August 1996, Mr. Adams served as Chairman, President and Chief Executive Officer of Southmark Corporation in Dallas, Texas, a real estate financing and syndication firm. From 1986 to 1989, he served as Chairman, President and Chief Executive Officer of The Great Western Sugar Company. Mr. Adams is also a director of U.S. Home Corporation.

PETER P. COPSES, Age 40.

Director

         Mr. Copses served from September 9, 1993 to September 9, 1996 as a director of the Company and returned to serve on the Board on February 4, 1997. Since 1990, Mr. Copses has been a principal of Apollo Advisors, L.P., which, together with certain affiliates, acts as the managing general partner of Apollo Investment Fund, L.P., AIF II, L.P., Apollo Investment Fund III, L.P., and Apollo Investment Fund IV, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as a financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Copses is a director of Mariner Post Acute Network, Inc., Renters Choice, Inc., Dominick's Supermarkets, Inc., and Family Restaurants Inc.

A. DAVID BROWN, Age 56.

Director

         Mr. Brown joined the board as a director on March 4, 1997. Mr. Brown became Managing Partner for the New York office of Pendleton James Associates as of May 15, 1997. Prior to joining Pendleton James Associates, Mr. Brown served as Vice President of the Worldwide Retail/Fashion Specialty Practice at Korn/Ferry International from June 1, 1994 to May 14, 1997. Prior to joining Korn/Ferry, Mr. Brown held numerous positions with R.H. Macy & Co., Inc., including Senior Vice President of Human Resources, a position he held from 1983 to 1994. Mr. Brown is also a director of Selective Insurance Group, Inc.

ANDREA JUNG, Age 39.

Director

         Ms. Jung joined the board as a director on June 6, 1996. Ms. Jung is President and Chief Operating Officer for Avon Products, Inc. Prior to her appointment as Chief Operating Officer, Ms. Jung held the position of President of Global Marketing and New Business for Avon. Prior to joining Avon, Ms. Jung served as an Executive Vice President at Neiman Marcus from 1991 to 1994. From 1987 to 1991, she served as Senior Vice President, General Merchandising Manager for I. Magnin. Ms. Jung served as General Merchandising Manager at J.W. Robinson's from 1985 to 1987 and was with Bloomingdales from 1979 to 1985, her latest position being Vice President and Merchandising Manager. Ms. Jung also serves as a director of the American Management Association, General Electric Corporation and as a trustee of the Fashion Institute of Technology.

RICHARD C. MARCUS, Age 59.

Director

         Mr. Marcus has served as a director of the Company since July 21, 1993. Mr. Marcus is a private investor and cofounder of InterSolve Group, a management services firm, which was established in 1991. Since January 1997, Mr. Marcus has served as an advisor to Peter J. Solomon Company, a New York investment banking firm. From December 1994 through December 1995, Mr. Marcus served as CEO of the Plaid Clothing Group and as a director of that company from December 1994 through December 1996. In July 1995, Plaid Clothing Group filed a petition of reorganization under Chapter 11 of the U.S. Bankruptcy Code and was subsequently sold to Hartmarx in December 1996. From 1988 to 1991, Mr. Marcus was a consultant for companies serving the retail industry. From 1979 to 1988, he served as Chairman and Chief Executive Officer of Neiman Marcus in Dallas, Texas.

CHARLES H. PISTOR, JR., Age 68.

Director

         Mr. Pistor joined the board as a director on June 24, 1997. Mr. Pistor is the former Vice Chair of Southern Methodist University, and has served as Chief Executive Officer of Republic BankDallas and president of the American Bankers Association. Mr. Pistor currently serves as a director on the boards of Fortune Brands, AMR and American Airlines, Centex Corporation and ORYX Energy Company.

ANDREW H. TISCH, Age 49.

Director

         Mr. Tisch has served as a director of the Company since July 21, 1993. Mr. Tisch has been Chairman of the Management Committee of Loews Corporation since October 1995 and a member of that committee since October 1994. Mr. Tisch also served as Chairman of the Board and Chief Executive Officer of Lorillard, Inc. from 1989 to May 1995. Mr. Tisch is Chairman of the Board of Directors of Bulova Corporation and served as its President from 1980 to 1989. From 1985 to 1989, Mr. Tisch served as a director of Gordon Jewelry Corporation prior to its acquisition by the Company. Mr. Tisch currently serves as a director of Loews Corporation, Bulova Corporation and Canary Wharf, Ltd.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company's 1998 fiscal year beginning on August 1, 1997 and ending July 31, 1998 ("Fiscal Year 1998").

         The standing committees of the Board of Directors are the Audit and Compensation Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

         The Audit Committee has the power and authority to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, and to conduct pre- and post-audit reviews with the Company's management, financial employees and independent auditors. The Audit Committee also reviews the Company's quarterly and annual financial statements and reports. The Audit Committee met three times during Fiscal Year 1998. Glen Adams, Andrea Jung, Charles H. Pistor, Jr. and Andrew H. Tisch are the current members of the Audit Committee.

         Subject to the final decision of the Board of Directors, the Compensation Committee reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Compensation Committee administers the Company's Stock Incentive Plan, and its other incentive compensation plans. The Compensation Committee met four times during Fiscal Year 1998. The current members of the Compensation Committee are Richard C. Marcus,
A. David Brown and Peter P. Copses.

         During Fiscal Year 1998, the Board of Directors met seven times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

                                 PROPOSAL NO. 2:

                   APPROVAL OF THE ZALE EXECUTIVE BONUS PLAN

         On July 8, 1998, the Compensation Committee of the Board of Directors adopted, and the Board of Directors ratified, the Zale Executive Bonus Plan ("the Bonus Plan"), subject to approval by the stockholders. The Bonus Plan is a performance-based plan, based on pre-established objective financial goals of the Company. Payouts under the Bonus Plan will be dependent upon the Company meeting these pre-established objectives. If approved by the shareholders, the Bonus Plan will be effective August 1, 1998. Submission of the Bonus Plan to the stockholders for approval is required in order to exempt any payment made in accordance with the plan from the provisions of Section 162(m) of the Internal Revenue Code of 1986 as amended ("the Code") which generally disallows a deduction by the Company for compensation paid during any taxable year to the Company's chief executive officer and the four highest compensated officers for such taxable year (other than the chief executive officer) to the extent that the amounts of such compensation with respect to each such employee exceeds $1 million. The Board adopted the Bonus Plan to ensure that the Company can attract, retain and motivate management employees to achieve the Company's financial goals. At the Annual Meeting, the shareholders are being requested to consider and approve the Bonus Plan.

         The essential features of the Bonus Plan are outlined below.

         PURPOSE OF THE BONUS PLAN

         The purpose of the Bonus Plan is to promote the interests of the Company and its stockholders by providing officers and other employees of the Company with appropriate incentives to encourage them to achieve the Company's financial goals.

         MAJOR PROVISIONS OF THE BONUS PLAN

         Eligibility. The persons who are eligible to receive awards pursuant to the Bonus Plan are the employees designated as executives of the Company and other middle-level managers. At August 1, 1998, 100 employees of the Company were eligible to participate in the Bonus Plan. An employee must be on the active payroll, or approved Leave of Absence, on July 31 of the Bonus Plan year. An employee must be in a bonus eligible position prior to February 1 of the Bonus Plan year to receive payments under the Bonus Plan. Those employees with less than a full year will be entitled to a pro-rated award based on full months in the eligible position for the year. Service in different eligible positions will be pro-rated based on the months of service in each position.

         Administration. The Bonus Plan will be administered by the Compensation Committee of the Board of Directors, which consists solely of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee will have the sole authority to determine the amounts payable under the Bonus Plan and to make any downward (but not upward) adjustments in the compensation payable under the Bonus Plan. The maximum amount of compensation payable under the Bonus Plan as an annual award, in respect of any fiscal year over the next five years shall be determined by the Compensation Committee provided, however, that with respect to the Chairman of the Board and CEO, the maximum annual award for any fiscal year is $2 million.

         Terms. The Bonus Plan established corporate goals that must be met in order for benefits to be payable under the Bonus Plan. Such goals are based upon the consolidated financial plan of the Company. The target goals are overall corporate net income and overall corporate net income expressed as a percentage of sales. Specific target goals have been established by the Compensation Committee for FY 1999. Targets under the performance goals for FY 2000 and later years will be established by the Compensation Committee and ratified by the Board of Directors no later than July 31 of the preceding Bonus Plan year (unless approval by a later date is permitted by the regulations in effect from time to time under Section 162(m) of the Code.) Because the Compensation Committee has the authority to change the targets under the performance goals for each fiscal year after FY 1999, the performance goals under the Bonus Plan must be disclosed to, and re-approved by the shareholders at the first meeting occurring in the year 2004.

         Seventy percent (70%) of the compensation payable under the Bonus Plan will be paid if pre-established target levels of overall corporate net income are exceeded by the Company. The remaining portion of the compensation under the Bonus Plan (thirty percent (30%)) will be paid if pre-established target levels of overall corporate net income, expressed as a percentage of sales are exceeded by the Company.

         No payout can occur under the Bonus Plan unless the Company achieves the pre-established minimum target level of overall corporate net income. The payout points of 75 to 100 percent of maximum bonus is payable at the pre-established levels of overall corporate net income and overall corporate net income expressed as a percentage of sales.

         Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to any covered employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The Bonus Plan contains provisions designed to qualify payments made thereunder as "performance-based compensation" under Section 162(m). These provisions include: (1) performance goals that are determined by the Compensation Committee; (2) the terms and goals are disclosed to shareholders and approved by a majority in a separate vote; (3) the Compensation Committee certifies that the goals and terms were met.

         Amendment or Termination of Bonus Plan. The Board of Directors may, at any time, suspend or terminate the Bonus Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or Section 422 of the Code.

         Additional Information Regarding New Plan Benefits. Payouts under the Bonus Plan are based upon the Company's performance. Accordingly, the future payouts under the Bonus Plan are not determinable at this time.

The Board of Directors recommends that the stockholders vote FOR the adoption of the Bonus Plan.

                                 PROPOSAL NO. 3:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP served as the Company's independent public accountants for the interim period from April 1, 1994 to July 31, 1994 and for the fiscal years ended July 31, 1995, July 31, 1996, July 31, 1997 and July 31, 1998, and has been reappointed by the Board of Directors to serve in that capacity for the 1999 fiscal year. The Company has been advised that no member of Arthur Andersen LLP or any of its associates has any financial interest in the Company or its affiliates. A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Arthur Andersen LLP, if desired.

         Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 1999 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

         The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants.

                       EXECUTIVE AND DIRECTOR COMPENSATION

         The following tables set forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended July 31, 1998, July 31, 1997 and July 31, 1996, to the Company's Chief Executive Officer, the four other most highly compensated executive officers of the Company currently serving as such (collectively, the "named executive officers").


-----------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------
                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                  ANNUAL COMPENSATION                   AWARDS
-----------------------------------------------------------------------------------------------------------------
                                                                                       SECURITIES      ALL OTHER
                                                         SALARY                        UNDERLYING    COMPENSATION
        NAME AND PRINCIPAL POSITION            YEAR      ($)(1)       BONUS($)(2)      OPTIONS(#)         ($)
-----------------------------------------------------------------------------------------------------------------
Robert J. DiNicola (3)                         1998      850,000        873,477         500,000          34,792
  Chairman and                                 1997      825,000        588,414              --          39,889
  Chief Executive Officer                      1996      750,000        621,075         500,000           8,702

-----------------------------------------------------------------------------------------------------------------
Beryl B. Raff (4)                              1998      350,000        163,485         250,000           4,216
  President and                                1997      301,507         37,500          60,000           9,326
  Chief Operating Officer                      1996      260,000        112,489          75,000         150,677

-----------------------------------------------------------------------------------------------------------------
Alan P. Shor (5)                               1998      317,708        148,401          50,000           8,328
  Executive Vice President and Chief           1997      288,750         90,858          55,000          11,583
  Logistics Officer, General Counsel           1996      275,000        113,864          35,000          62,274
  and Secretary
-----------------------------------------------------------------------------------------------------------------
Mary L. Forte (6)                              1998      275,000        153,452          35,000           7,273
  Executive Vice President and,                1997      250,000         58,529          45,000           5,215
  Chief Administrative Officer                 1996      230,000         28,750          50,000           6,280

-----------------------------------------------------------------------------------------------------------------
Paul G. Leonard (7)                            1998      243,750        113,856              --           6,083
  Senior Vice President and President          1997      235,000        117,500              --           6,472
  Corporate Merchandising                      1996      220,000        110,000          50,000           6,783

-----------------------------------------------------------------------------------------------------------------

----------

(1) Includes amounts contributed by such executive officers to the Company's 401(k) savings plan.

(2)  Includes amounts deferred under the Executive Deferred Compensation Plan.

(3) Mr. DiNicola's "All Other Compensation" for 1998 consists of $1,920 for group term life insurance premiums, $9,463 for annual insurance premiums paid by the Company, $10,513 for the Company's Medical Expenses Reimbursement Plan, $5,000 for Executive Financial Planning, $7,638 for relocation expense, and $258 for spousal travel.

(4) Ms. Raff's "All Other Compensation" for 1998 consists of $1,049 for group term life insurance premiums, $1,389 for annual insurance premiums paid by the Company, $840 for the Company's Medical Expenses Reimbursement Plan and $938 for Executive Financial Planning.

(5) Mr. Shor's "All Other Compensation" for 1998 consists of $409 for group term life insurance premiums, $702 annual insurance premiums paid by the Company, $3,467 for the Company's Medical Expenses Reimbursement Plan, and $3,750 for Executive Financial Planning.

(6) Ms. Forte's "All Other Compensation" for 1998 consists of $763 for group term life insurance premiums, $1,003 annual insurance premiums paid by the Company, $3,882 for the Company's Medical Expenses Reimbursement Plan and $1,625 for Executive Financial Planning.

(7) Mr. Leonard's "All Other Compensation" for 1998 consists of $541 for group term life insurance premiums, $792 annual insurance premiums paid by the Company, $1,375 for the Company's Medical Expenses Reimbursement Plan and $3,375 for Executive Financial Planning.


                      OPTION GRANTS IN LAST FISCAL YEAR(1)

The following table sets forth all stock option grants to the named executive officers during the year ended July 31, 1998.


---------------------------------------------------------------------------------------------------------------------
                                                                                              POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                                                            AT ASSUMED ANNUAL RATES
                                                INDIVIDUAL GRANTS                                OF STOCK PRICE
                                                                                                  APPRECIATION
                                                                                              FOR OPTION TERM (2)
---------------------------------------------------------------------------------------------------------------------
                           NUMBER OF        % OF TOTAL OPTIONS    EXERCISE OR
                           SECURITIES      GRANTED TO EMPLOYEES   BASE PRICE   EXPIRATION
        NAME           UNDERLYING OPTIONS      IN FISCAL YEAR       ($/SH)         DATE        5% ($)      10% ($)
        ----              GRANTED (#)      --------------------   -----------  ----------     -------      -------
                       ------------------
---------------------------------------------------------------------------------------------------------------------
Robert J.  DiNicola         500,000                39.06            33.4375      7/9/08      10,514,270   26,645,340
---------------------- ------------------- ---------------------- ------------ ------------ ------------ ------------
Beryl B. Raff               250,000                19.53            33.4375      7/9/08       5,257,135   13,322,669
---------------------- ------------------- ---------------------- ------------ ------------ ------------ ------------
Alan P. Shor                 50,000                 3.91            33.4375      7/9/08       1,051,426    2,664,533
---------------------- ------------------- ---------------------- ------------ ------------ ------------ ------------
Mary L. Forte                35,000                 2.73            33.4375      7/9/08         735,998    1,865,173
---------------------- ------------------- ---------------------- ------------ ------------ ------------ ------------
Paul G. Leonard                 ---                  ---                ---         ---             ---          ---
---------------------- ------------------- ---------------------- ------------ ------------ ------------ ------------

(1) Sets forth options granted under the Zale Omnibus Stock Incentive Plan (the "Stock Incentive Plan") for the fiscal year ended July 31, 1998. Unless the applicable plan agreement provides otherwise, options granted under the Stock Incentive Plan become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. Upon the occurrence of a change of control (as defined in the Stock Incentive
         Plan), options shall become fully and immediately exercisable. The options granted to Mr. DiNicola become cumulatively exercisable as to 33.3% of the shares covered thereby on each of the first, second and third anniversaries of the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission. These amounts should not be construed as forecasts of possible future appreciation, if any, of the stock price for the Company's Common Stock.

                              FY-END OPTION VALUES

The following table sets forth information with respect to the named executive officers concerning the number of securities underlying unexercised options and the value of unexercised options held as of July 31, 1998.


------------------------------------------------------------------------------------------------------------
                           SHARES                                                        VALUE OF
                         ACQUIRED ON     VALUE        NUMBER OF SECURITIES              UNEXERCISED
                          EXERCISE      REALIZED     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                            (#)           ($)      OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END
                                                            (#)
                                                                                          ($)(1)
---------------------- -------------- ------------ --------------------------- -----------------------------

NAME                                               EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
---------------------- -------------- ------------ ------------ -------------- -------------- --------------
Robert J. DiNicola        250,000      $4,198,226      650,000        775,000    $12,055,624     $3,809,374
---------------------- -------------- ------------ ------------ -------------- -------------- --------------

Beryl B. Raff              40,000         441,390       61,250        348,750        841,561      1,231,091
---------------------- -------------- ------------ ------------ -------------- -------------- --------------

Alan P. Shor               17,500         216,617       40,000        117,500        530,777        793,744
---------------------- -------------- ------------ ------------ -------------- -------------- --------------

Mary L. Forte              43,750         510,766       37,500        103,756        536,326        838,669
---------------------- -------------- ------------ ------------ -------------- -------------- --------------

Paul G. Leonard            16,250         216,247       31,250         32,500        467,690        474,606
---------------------- -------------- ------------ ------------ -------------- -------------- --------------

(1) These amounts represent the excess of the fair market value of the Common Stock of $31.00 per share as of July 31, 1998 above the exercise price of the options.


EXECUTIVE SEVERANCE ARRANGEMENTS

         Effective February 10, 1994, the Company adopted an executive severance plan for its executives (the "Severance Plan"), which becomes operative upon the occurrence of certain events, such as termination without cause (as defined). Under the Severance Plan, as amended effective May 20, 1995, Executive Vice Presidents, Company Senior Vice Presidents and Division Presidents are entitled to receive severance pay equal to one month of pay and benefits for each year of continuous service, with a minimum of three months of pay and a maximum of nine months of pay. Company Vice Presidents and directors, and Division Senior Vice Presidents, Vice Presidents and directors are entitled to severance pay equal to one week of pay for each year of continuous service, with a minimum of twelve weeks of pay and a maximum of twenty-six weeks of pay.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         On September 14, 1995, each of the Boards of Directors of the Company and Zale Delaware, Inc., a wholly-owned subsidiary of the Company ("ZDel"), approved the preparation and implementation of the Zale Delaware, Inc. Supplemental Executive Retirement Plan (the "Plan"), which was executed on behalf of the Company on February 23, 1996, to be effective as of September 15, 1995. The purpose of the Plan is to provide eligible executives with the opportunity to receive payments each year after retirement equal to a portion of their Final Average Pay as defined below. On July 18, 1996, the Company amended the definition of "Change of Control" in the Plan to correct a minor technicality.

         A participant becomes vested in his benefit in the Plan after completing five years of service with the Company after September 14, 1995. A participant also becomes vested in his Plan benefits upon a change of control of the Company or the death or disability of the participant while an active employee. A retired participant who is vested is entitled to monthly payments continuing over the life of the participant (or, at the election of the participant, in a joint and 50% survivor annuity with his or her surviving spouse) commencing on the first day of the month immediately following the participant's 65th birthday. The amount of each payment is determined under the following formula:


                       Benefit Points x Final Average Pay
                       ----------------------------------
                                       100

         Benefit Points are calculated based on a goal for earnings before interest, taxes, depreciation and amortization established each plan year by the Compensation Committee of the Company. The Final Average Pay means the average of the monthly base salary received by the participant from the Company in the 60-month period ending immediately prior to the participant's retirement or other termination from the Company. The estimated annual benefits payable upon retirement at normal retirement age for Robert J. DiNicola, Beryl B. Raff, Alan
P. Shor and Mary L. Forte, Paul G. Leonard (assuming current salary of each of the named executive officers) are $463,200, $224,200, $297,900, $177,900 and
$192,400 respectively.


EMPLOYMENT AGREEMENTS

         DiNicola Employment Agreement. On August 1, 1997, Mr. DiNicola entered into an employment agreement with the Company that will expire on August 1, 2002, unless earlier terminated. Mr. DiNicola serves as the Company's Chairman of the Board and Chief Executive Officer pursuant to his employment agreement. Pursuant to his employment agreement, Mr. DiNicola will receive an annual base salary of not less than $850,000 (subject to annual review and potential increase by the Board of Directors). Mr. DiNicola is eligible to participate in any incentive bonus plan authorized by the Board of Directors and is eligible to receive up to 110% of his base salary in accordance with the terms of the Company's Executive Bonus Plan.

         If Mr. DiNicola's employment is terminated without cause (as defined), the Company elects not to renew Mr. DiNicola's agreement, or Mr. DiNicola terminates the agreement for good reason (as defined), he will be entitled to receive his base salary for 60 months after the effective date of such expiration or termination. In the event of a change of control (as defined), the Company shall pay to Mr. DiNicola: (i) an amount equal to five times his base salary; (ii) an amount equal to five times his average annual cash bonus for the preceding two fiscal years; (iii) certain benefits under the Zale Delaware, Inc. Supplemental Executive Retirement Plan, and (iv) all benefits under the Company's various benefit plans for 60 months following the effective date of expiration or termination.

         Executive Employment Agreements. Mr. Shor and Ms. Raff entered into employment agreements on August 1, 1998 and Ms. Forte entered into an employment agreement on January 15, 1998 (collectively the "Executive Employment Agreements") with the Company. These Executive Employment Agreements are substantially similar to the Company's employment agreement with Mr. DiNicola, except that: (i) parties to the Executive Employment Agreements are eligible to receive up to 50% of their base salary (except for Ms. Raff, who is eligible to receive up to 75%) in accordance with the Executive Bonus Program; (ii) the term of the Executive Employment Agreements is three years (except for Ms. Forte, whose Executive

Employment' Agreement expires July 31, 2000) and (iii) in the event of a change of control, the Company shall pay to Ms. Shor, Ms. Raff and Ms. Forte' an amount equal to three times such persons base salary and provide benefits under the Company's various benefit plans for a period of 36 months.

DIRECTOR COMPENSATION

         Each Non-Employee director of the Company receives an annual retainer fee of $15,000, and is entitled to a $3,000 fee for each board meeting attended in person and a $1,000 fee for each meeting attended by telephone. A chairman of a committee of the Board of Directors receives an additional annual retainer fee of $2,500, and each committee member is entitled to $1,000 for each committee meeting attended, whether in person or by telephone. Non-Employee directors also receive annual grants of options to purchase Common Stock under the 1995 Outside Directors' Stock Incentive Plan.

DIRECTOR INDEMNIFICATION ARRANGEMENTS

         During 1993, each of the Company and ZDel entered into indemnification agreements (the "Indemnification Agreements") with the directors of the Company, agreeing to indemnify such persons against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the director was or is, or is threatened to be made, a party by reason of his service as a director, officer, employee or agent of the Company subsequent to July 21, 1993, provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company or ZDel, as applicable, and, with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement also provides for the advancement of expenses incurred by the director in defending any proceeding. The Company has entered into similar agreements with all directors elected to the Board for the first time since 1993 and may enter into similar agreements with any new directors elected in the future.

         The Company and ZDel also entered into a Trust Agreement with United States Trust Company of New York, as trustee, pursuant to which $1,000,000 was deposited with the trustee to secure the performance of the Company and ZDel under the Indemnification Agreements and under the indemnification provisions of the Certificate of Incorporation and Bylaws of the Company or ZDel or applicable law.

CHANGE OF CONTROL AGREEMENTS


         The Company has entered into Change of Control Agreements (the "Change of Control Agreements") with certain of its senior officers (excluding those officers under an employment agreement) and key employees. The Change of Control Agreements are intended to supplement any other programs sponsored by the Company, including, but not limited to, the Company's severance and stock option plans. Under the Change of Control Agreements, a change of control ("Change of Control") is defined as the date as of which: (i) there is consummated any consolidation or merger of the Company pursuant to which the Company is not the surviving corporation or the shares of the Company's Common Stock are converted into cash, securities or other property, other than a merger in which the holders of the Company's Common Stock have the same proportionate ownership of the surviving corporation immediately after the merger, or any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company; (iii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the

"beneficial owner" (as such term is defined in Rule 13d-3 promulgated pursuant to the Exchange Act), of 30% of the Company's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors unless the election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors who were directors at the beginning of such period.

         If any of the parties to the Change of Control Agreements are terminated within two years following a Change of Control, for any reason other than Cause or Disability (as defined), or if the parties terminate their employment with the Company for Good Reason (as defined), the Company shall: (i) pay an amount equal to three times the party's average Annual Compensation (as defined) for any fiscal year beginning with or within the three-year period ending on the date of termination of the party's employment; (ii) for three years following the date of termination of employment, the party and anyone entitled to claim under or through the party shall be entitled to all benefits provided by the Company under certain group employee benefit plans to the same extent to which the party would have been entitled if he or she had remained an employee of the Company; and (iii) a lump sum payment equal to the actuarial equivalent of the benefits that would have accrued to the party under the Zale Delaware, Inc. Supplemental Executive Retirement Plan. The Change of Control Agreements are required to be assumed by any successor to the Company by merger or otherwise.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, there were no Compensation Committee interlocks.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


         Subject to the final decision of the Board of Directors, the Compensation Committee (the "Committee") actively reviews the proposed compensation of the Company's Chief Executive Officer and all other corporate officers and considers management succession and related matters. In addition, the Committee administers the Company's Stock Incentive Plan and its other incentive compensation plans.

         Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs that seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executives with those of its stockholders. The objectives of the Company's executive compensation program are to:

         o Support the achievement of the Company's strategic operating objectives;

         o Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance;

         o Align the executives' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e., payout that is dependent upon Company and individual performance); and

         o Provide a strategic balance among short, medium and long-term compensation such that it encourages a balanced perspective on the part of the executive between short-term profit goals and long-term value creation.

         The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of performance bonuses, long-term incentive compensation in the form of stock options, and other potential equity incentives, supplemental executive benefits and various other benefits, including life and medical insurance plans.

         Base Salaries. It is the Committee's objective to maintain base salaries that are reflective of the financial performance of the Company and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee intends to monitor the salaries of all corporate officers annually and to make any adjustments it deems necessary and appropriate.

         Bonuses. For fiscal 1998, the annual bonuses available to the Company's executive officers were based upon quantitative measures of the Company's financial performance as measured by corporate net income and corporate net income, as a percentage of total sales.

         Bonus opportunity was calculated as a percentage of the recipient's base salary. Specifically, operating division participants could earn up to 70% of their respective maximum bonus opportunities if the Company exceeded the corporate net income bonus target and up to 30% of their respective maximum bonus opportunities if the Company exceeded the respective net income as a percentage of sales targets. No bonus would be achieved if the division failed to attain at least the minimum threshold target for division EBITDA. Corporate participants could earn up to 49% of the maximum bonus opportunity if the Company exceeded its net income bonus target and up to 21% of the maximum bonus opportunity if the Company exceeded its net income as a percentage of sales target. The remaining 30% of opportunity was based upon the achievement of personal and functional goals. No bonus can be achieved if the Company failed to attain at least the minimum threshold target for net income.

         For fiscal 1999, the annual bonuses available to the Company's executive officers will be based upon quantitative measures of the Company's financial performance as measured by overall corporate net income targets and overall net income as a percentage of total sales, as set forth in the Company's annual financial plan.

         Bonus opportunity will still be calculated as a percentage of the recipient's base salary. Specifically, all participants can earn up to 70% of their maximum bonus opportunity if the Company exceeds its net income bonus target and up to 30% of the maximum bonus opportunity if the Company exceeds its net income as a percentage of sales target. No bonus can be achieved if the Company fails to attain at least the threshold target for net earnings. No bonus can be achieved if the Company fails to attain at least the minimum threshold for net income.

         Equity Incentives. The Company's Stock Incentive Plan currently forms the basis for the Company's long-term incentive plan for executives and key employees. The Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock, stock bonuses and phantom stock. To date, only stock options have been issued in connection with the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to promote the interests of the Company and its shareholders by providing officers and other employees (including directors who are employees) of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.

         During the fiscal year ended July 31, 1998, option awards were made to approximately 73 of the Company's employees covering an aggregate of 1,280,000 shares of Common Stock. All options were granted with an exercise price equal to the fair market value of the Company's Common Stock at the date of grant, have a term of ten years, and become exercisable 25% per year beginning one year from the date of grant (except the options issued to Mr. DiNicola, which vest over three years.)

         The Committee, in satisfying its duty to establish the compensation levels of the Company's Chief Executive Officer and its other corporate officers, considered and approved management's recommendations for the 1998 fiscal year with respect to changes to the elements and levels of compensation paid to such officers. The Committee consulted with the Company's human resources department and/or outside compensation consultants in evaluating the recommendations made by management. The Committee, in its role as administrator of the Stock Incentive Plan, intends to review periodically with the Company's human resources department and/or outside compensation consultants the levels and types of cash incentives and stock-based compensation that are appropriate for a corporation similarly situated to the Company.

         Compensation of the Chief Executive Officer. Under the terms of his employment agreement, Mr. DiNicola receives an annual base salary of not less than $850,000. This base salary is subject to annual review and potential increase by the Board of Directors. See "Executive and Director Compensation -

Employment Agreements." An annual bonus for Mr. DiNicola for fiscal 1998 was awarded pursuant to the terms of the Company's annual bonus plan. As described in "Executive and Directors Compensation - Summary Compensation Table," in 1998, Mr. DiNicola received a bonus of $873,477.

         Section 162(m). Section 162(m) of the Code prevents publicly held corporations, including the Company, from taking a tax deduction for compensation paid to a "covered employee" in a taxable year to the extent that the compensation exceeds $1 million and is not qualified performance-based compensation under the Code. Generally, covered employees are the executive officers named in the Summary Compensation Table. Accordingly, the Company has proposed that the Company's Executive Bonus Plan be approved by shareholders (see Proposal No.2). If ratified, certain compensation currently subject to the deductibility limitation under Section 162(m) would qualify as tax deductible in future years. The Stock Incentive Plan has been designed to meet the regulations so that compensation realized in connection with stock options, stock appreciation rights and other performance-based equity incentives granted under the Stock Incentive Plan will also be excluded from the deduction limit. Portions of the compensation paid to Mr. DiNicola for 1998 do not meet the criteria for deductibility under Section 162(m). However, the amount exceeding the limits on deductibility is not material to the Company. Moreover, the Committee believes that, in order to attract, retain and reward the executive talent necessary to maximize stockholder returns, the Company's interests are best served in some circumstances by providing compensation which is subject to the deductibility limitation imposed by Section 162(m). The Committee's present intention is to structure compensation to be tax deductible; however, it retains the discretion to authorize compensation that does not qualify for income tax deductibility.



                                                   Richard C. Marcus, Chairman
                                                   A. David Brown
                                                   Peter P. Copses

CORPORATE PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index and the Dow Jones Retail - All Specialty Index and the S&P 600 Index for the period since August 1, 1993 (the date on which the Company's Common Stock began trading publicly). The comparison assumes $100 was invested on August 1, 1993 in the Company's Common Stock and in each of the three indices and, for the S&P 500 Index, the Dow Jones Retail - All Specialty Index and the S&P 600 Index, assumes reinvestment of dividends. The Company has not paid dividends since August 1, 1993.

                                    [GRAPH]


                        8/1/93   1/31/94  7/29/94  1/31/95 7/31/95  1/31/96 7/31/96   1/31/97 7/31/97   1/31/98 7/31/98
                        ------   -------  -------  ------- -------  ------- -------   ------- -------   ------- -------
Zale Corporation         100      96.10    93.51   106.49   148.05  143.48   180.57   166.23   225.97   254.55   322.08
S&P 500                  100     108.96   105.15   109.53   132.57  151.80   154.48   191.76   234.99   234.48   270.07
S&P Specialty Retail     100     100.51    97.59    99.85   103.84   93.01   108.00   111.11   153.09   138.64   159.67
S&P 600                  100     107.61    96.08    97.59   121.58  127.61   131.22   155.50   180.56   186.79   186.00


         The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Corporate Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1993, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates the graph by reference.

                            SECTION 16 (a) REPORTING

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended July 31, 1998, except that the following filings were late: Ms. Andrea Jung's Form 4 for November, 1997, Mr. Richard C. Marcus' Form 5, Mr. Andrew H. Tisch's Form 4 for November, 1997, Ms. Sue Davidson's Form 3, Mr. Ray Stuart's Form 3, Mr. Gary Melton's Form 3 and Mr. David Holmberg's Form 3 and Form 4 for September, 1997.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

                               VOTING REQUIREMENTS

         With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

         With regard to Proposal No. 2, the approval of the Company's Executive Bonus Plan to ensure compliance with Internal Revenue Code Section 162(m) and Proposal No. 3, the ratification of independent public accountants, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, under applicable Delaware law, abstentions will have the effect of votes against the approval of the matter. Broker non-votes will count for purposes of determining the presence of a quorum, but will have no effect on the voting with respect to Proposal No.2 and Proposal No.3.

         If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR the Executive Bonus Plan to ensure compliance with Internal Revenue Code
Section 162(m), FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

                  STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

         The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

         As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address of such stockholder as it appears on the Company's books and (B) the class and number of shares of the Company that are owned of record by such stockholder.

         Pursuant to the Company's Bylaws, to be timely, notice by a stockholder of nominations for election of a director at a meeting of stockholders must be delivered to the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the meeting. However, in the event that there is less than 70 days' notice or prior public disclosure of the date of the meeting, in that case, to be timely, notice from the stockholder must be received no later than ten (10) days following the day on which such notice of the meeting date was mailed or such public disclosure was made. Alternatively, in the case of an annual meeting, such notice must be delivered by the sixtieth day before the anniversary date of the last annual meeting (November 13th in the case of the 1998 Annual Stockholders' Meeting), assuming that such sixtieth day is earlier than the tenth day following the day on which notice of the meeting was mailed or public disclosure was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of its nominee(s).


                              STOCKHOLDER PROPOSALS

         Stockholder proposals to be included in the Company's Proxy Statement relating to the 1999 Annual Meeting of Stockholders of the Company must be received by no later than June 15, 1999 at the Company's principal executive offices, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Legal Department. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                            AVAILABILITY OF FORM 10-K

         The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report and Form 10-K for the fiscal year ended July 31, 1998, as filed with the Securities and Exchange Commission. Such requests should be addressed to Zale Corporation, 901 West Walnut Hill Lane, Irving, Texas 75038-1003, Attention: Investor Relations, MS 6B-3.

         The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                                  ALAN P. SHOR
                                                  Executive Vice President and
                                                  Chief Logistics Officer,
                                                  General Counsel and Secretary

PROXY                           ZALE CORPORATION                        PROXY
                           901 WEST WALNUT HILL LANE
                            IRVING, TEXAS 75038-1003

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 13, 1998

     The undersigned appoints ROBERT J. DINICOLA, SUE E. GOVE and ALAN P. SHOR, each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Zale Corporation held of record by the undersigned on September 21, 1998, at the Annual Meeting of Stockholders of Zale Corporation (the "Company") to be held at the Boca Raton Conference Center, located at 501 East Camino Real, Boca Raton, Florida 33431 at 10:00 a.m. local time, on Friday, November 13, 1998, and any adjournments thereof.

                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                      ZALE CORPORATION
                                      P.O. BOX 11072
                                      NEW YORK, N.Y. 10203-0072

                            [ZALE CORPORATION LOGO]


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zale Corporation to be held at 10:00 a.m., November 13, 1998 at the Boca Raton Conference Center, located at 501 East Camino Real, Boca Raton, Florida 33431. Whether or not you attend the meeting, we hope that you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible. Thank you for your consideration of the matters presented.


                                             Sincerely,

                                             /s/ ROBERT J. DINICOLA
                                             Robert J. DiNicola
                                             Chairman of the Board and
                                             Chief Executive Officer


                             DETACH PROXY CARD HERE


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3. MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1. To elect eight directors for         FOR all nominees         WITHHOLD AUTHORITY          *EXCEPTIONS
   terms expiring at the 1999           listed below      [ ]    to vote for all        [ ]                [ ]
   annual meeting of stockholders.                               nominees listed below.

   Nominees: Robert J. DiNicola, Glen Adams, Peter P. Copses, A. David Brown, Andrea Jung, Richard C. Marcus, Charles H. Pistor,
   Jr. and Andrew H. Tisch
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
   IN THE SPACE PROVIDED BELOW).
   *Exceptions
              ----------------------------------------------------------------------------------------------------------------------

2. To approve the Zale Executive Bonus Plan to ensure           3. To ratify the appointment of Arthur Andersen LLP as the Company's
   compliance with Internal Revenue Code Sections 162(m).          independent public accountants.

   FOR [ ]     AGAINST [ ]    ABSTAIN [ ]                          FOR [ ]     AGAINST [ ]    ABSTAIN [ ]

4. To transact such other business as may properly come                         Change of Address and/or Comments Mark Here [ ]
   before the meeting or any adjournment thereof.

                                                                   Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                                   authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                   DATED:                                                     , 1998
                                                                         -----------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                              Signature

                                                                   -----------------------------------------------------------------
                                                                                              Signature

                                                                   VOTES MUST BE INDICATED
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY        (X) IN BLACK OR BLUE INK.   [X]
USING THE ENCLOSED ENVELOPE.